UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 7, 2009 (January 1, 2009)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28481	86-0891931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 93 West Xinsong Road
Kaifeng City, Henan Province
People’s Republic of China 475002

(Address of principal executive offices)

(+86) 378-292-5211
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 1, 2009, Ms. Jing Chen resigned as Chief Financial Officer of China Valves Technology, Inc. (the “Company”) effective on February 1, 2009. Ms. Chen’s resignation is not in connection with any known disagreement with the Company on any matter. In connection with the resignation of Ms. Chen, the board of the Company appointed Mr. Renrui Tang as the interim Chief Financial Officer until a Chief Financial Officer is appointed.

Between 1994 and 2004, Mr. Tang worked for the Company’s subsidiary Zhengzhou Zhengdie Valve Co. Ltd. as the manger for financial department. He had been in charge of the firm’s financing activities and various issues in accounting fields.  From 2004 to April 2008, Mr. Tang was the financial director of the Company’s subsidiary Kaifeng High Pressure Valve Co. Ltd.  His major duties included managing accounting and financing activities, supervising financial analysis, capital allocation, internal control and auditing.

No family relationship exists between Mr. Renrui Tang and any directors or executive officers of the Company.  In addition, there has been no transaction, nor is there any currently proposed transaction between Mr. Renrui Tang and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: January 7, 2009

/s/ Siping Fang
Siping Fang
Chief Executive Officer